EXHIBIT 99.1

Cracker Barrel	POST OFFICE BOX 787
Old Country Store [Logo]	LEBANON, TENNESSEE
37088-0787
NASDAQ : CBRL

Investor Contact:	Barbara A. Gould
(615) 235-4124

Media Contact:	Julie K. Davis
(615) 443-9266

CRACKER BARREL OLD COUNTRY STORE® TO PRESENT AT
FOUR CONFERENCES IN MARCH

LEBANON, Tenn. – February 24, 2010 – Cracker Barrel Old Country Store, Inc. (the “Company”) (Nasdaq: CBRL) will be participating in four conferences in March.  On March 3 and 4, Executive Vice President and Chief Financial Officer Sandra B. Cochran will be participating in the KeyBanc Capital Markets Consumer Conference.

On March 8, the Company will give a presentation at the Raymond James Institutional Investors Conference at the JW Marriott Grande Lake in Orlando at 1:40 p.m. Eastern Time.   On March 9, the Company will be presenting at the Bank of America Merrill Lynch Consumer Conference at the New York Palace in New York City at 10:55 a.m. Eastern Time.  Chairman, President and Chief Executive Officer Michael A. Woodhouse and Executive Vice President and Chief Financial Officer Sandra B. Cochran will be speaking at the conferences.

On March 17, Chairman, President and Chief Executive Officer Michael A. Woodhouse will be participating in the J.P. Morgan Gaming, Lodging, Restaurant & Leisure Management Access Forum at the Encore at the Wynn Las Vegas.

The live broadcast of the presentations at the Raymond James and Bank of America Merrill Lynch Conferences will be available on-line in the Events area of the Company’s website at investor.crackerbarrel.com.  An on-line replay of the webcast will be available for two weeks afterward.

Headquartered in Lebanon, Tennessee, Cracker Barrel Old Country Store, Inc. presently operates 594 Cracker Barrel Old Country Store® restaurants and gift shops located in 41 states.
CBRL-F
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